UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

TIMIOS NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Fairfax Drive, Suite 1200
Arlington, VA 22203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d)           Effective October 2, 2012, the Board of Directors (the “Board”) of Timios National Corporation (the “Company”) appointed Trevor Stoffer to serve as a director of the Company.  Mr. Stoffer is currently the President and Chief Executive Officer of Timios, Inc., a wholly-owned, indirect subsidiary of the Company.

There are no arrangements or understandings between Mr. Stoffer and any other person pursuant to which Mr. Stoffer was appointed as a director, other than a Voting Agreement, dated August 28, 2012 (the “Voting Agreement”), pursuant to which C. Thomas McMillen, the President, Chief Executive Officer and a director of the Company, and Mr. Stoffer agree to vote all of their securities in favor of electing Messrs. McMillen and Stoffer as members of the Company’s Board in accordance with the terms thereof. The Voting Agreement was previously disclosed and filed as exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2012.

There are no transactions to which the Company is a party and in which Mr. Stoffer has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Stoffer has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Mr. Stoffer will be reimbursed for reasonable expenses incurred in connection with his service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIMIOS NATIONAL CORPORATION

	By:	/s/ Michael T. Brigante
	Name:	Michael T. Brigante
	Title:	Chief Financial Officer

Date: October 4, 2012